Exhibit 4.3
GLOBAL SECURE CORP.
REGISTRATION RIGHTS AGREEMENT
     This Agreement dated as of August 9, 2005 is entered into by and between Global Secure Corp., a Delaware corporation (the “Company”), and Sky Capital Enterprises Inc., a Delaware corporation (the “Investor”).
Recitals
     WHEREAS, the Company and the Investor have entered into an Investor Rights Agreement of even date herewith (the “Investor Rights Agreement”); and
     WHEREAS, as contemplated by such Investor Rights Agreement, the Company and the Investor desire to provide for certain arrangements with respect to the registration of shares of capital stock of the Company under the Securities Act (as defined below);
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and in the Investor Rights Agreement, the parties hereto agree as follows:
     1. Certain Definitions.
     As used in this Agreement, the following terms shall have the following respective meanings:
          “Affiliated Party” means, with respect to the Investor, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with the Investor, including, without limitation, any general partner, officer or director of the Investor and any venture capital fund now or hereafter existing which is controlled by one or more general partners of, or shares the same management company as, the Investor.
          “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.
          “Common Stock” means the common stock, $0.0001 par value per share, of the Company.
          “Company” has the meaning ascribed to it in the introductory paragraph hereto.
          “Distribution” means the distribution by the Investor described in Section 2.1(a).
          “Distribution Shares” means the shares of Common Stock described in Section 2.1(a).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

          “Indemnified Party” means a party entitled to indemnification pursuant to Section 2.6.
          “Indemnifying Party” means a party obligated to provide indemnification pursuant to Section 2.6.
          “Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.
          “IPO Effective Date” means the effective date of the Company’s Registration Statement in connection with its Initial Public Offering.
          “Other Holders” means holders of securities of the Company (other than the Investor) who are entitled, by contract with the Company, to have securities included in a Registration Statement.
          “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
          “Registrable Shares” means (a) the 9,296,325 shares of Common Stock (and Series A Convertible Preferred Stock convertible into Common Stock) currently held by the Investor (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) , (b) the shares of Common Stock issued or issuable upon conversion or exercise of the convertible preferred stock currently held by the Investor, and (c) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (i) upon any sale or distribution pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) at such time, following an Initial Public Offering, as they become eligible for sale pursuant to Rule 144(k) under the Securities Act.
          “Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section 2, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of counsel for the Investor.
          “Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

          “Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.
     2. Registration Rights.
          2.1 One-Time Registration of Distribution.
               (a) After the closing of the Initial Public Offering, the Company shall use its best efforts to effect the registration on Form S-1 or Form S-2 (or any successor form) of the distribution by the Investor (the “Distribution”) of up to 2,000,000 Registrable Shares (subject to appropriate adjustment for stock splits, stock dividends, recapitalizations and similar events occurring after the date of this Agreement) then held by the Investor (the “Distribution Shares”) to the stockholders of Investor.
               (b) Without limiting the generality of Section 2.1(a), (i) the Company shall use its best efforts to (i) cause a Registration Statement with respect to the Distribution to be filed with the Securities and Exchange Commission no later than the 181st day following the IPO Effective Date and (ii) cause such Registration Statement to become effective as expeditiously as possible thereafter. Notwithstanding the foregoing, if on such 181st day, or at any time after such Registration Statement has been filed but not yet declared effective, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the filing or effectiveness of such Registration Statement, or if the Company’s Board of Directors determines in good faith that the filing or effectiveness of such Registration Statement would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or would render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company may at its option delay such filing or effectiveness for a period not in excess of 120 days.
               (c) The Investor agrees that the Distribution Shares shall remain subject, following the Distribution, to the terms of any “lock-up” agreement executed by the Investor in connection with the Initial Public Offering. The Investor agrees that the Company may, in its discretion, impose stop-transfer instructions with respect to the Distribution Shares until the end of such lock-up period. Notwithstanding the forgoing, this Section 2.1(c) shall not apply if the Distribution is effectuated after the expiration of such lock-up period.
               (d) The Company shall not be required to effect more than one registration pursuant to this Section 2.1. The Company’s obligation to register the Distribution of the Distribution Shares shall terminate upon the first anniversary of the closing of the Initial Public Offering; provided, however, that such termination date shall be extended by the number of days, if any, by which the Company has elected to delay the filing or effectiveness of the registration pursuant to the last sentence of Section 2.1(b).

          2.2 Required Registrations on Form S-3
               (a) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings) but not more than once in any 12-month period, the Investor may request, in writing, that the Company effect the registration on Form S-3 (or such successor form), of Registrable Shares having an aggregate value of at least $5,000,000 (based on the public market price on the date of such request).
               (b) Upon receipt of any request for registration pursuant to this Section 2.2, the Company shall, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of all Registrable Shares which the Company has been requested to so register.
               (c) If the Investor intends to distribute the Registrable Shares covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.2(a). In such event, the Investor shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters managing the offering; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Investor materially greater than the obligations of the Investor pursuant to Section 2.6. The selection of the managing underwriter for any underwritten offering requested pursuant to Section 2.2(a) shall be made by the Company, subject to the approval of the Investor, which approval will not be unreasonably withheld, conditioned or delayed. If the Company desires that any officers or directors of the Company holding securities of the Company be included in any registration for an underwritten offering requested pursuant to Section 2.2(a) or if Other Holders request such inclusion, the Company may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms set forth herein applicable to the Investor. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then (i) first the shares held by officers or directors of the Company and by Other Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and (ii) if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting by the Investor shall be reduced accordingly. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares which would otherwise have been included in such registration and underwriting will not thereby be limited.
               (d) The Company shall not be required to effect more than one registration pursuant to Section 2.2(a) in any 12-month period. For purposes of this Section 2.2(d), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Investor withdraws its request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investor after the date on which such registration was requested) and elects not to pay the Registration Expenses therefor pursuant to Section 2.5). For purposes of this Section 2.2(d), a Registration Statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, less than 50% of the total number of Registrable Shares that the Investor requested to be included in such Registration Statement are so included, in which case, if only Registrable Shares are included in the Registration Statement, the Company shall have the right to elect to cancel such Registration Statement; provided that after such election by the Company, the Investor shall have the right to direct the Company to proceed with the Registration Statement, in which event the Registration Statement shall be counted under this Section 2.2(d).
               (e) If at the time of any request to register Registrable Shares by the Investor pursuant to this Section 2.2, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, or if the Company’s Board of Directors determines in good faith that such requested registration would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or would render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company may at its option direct that such request be delayed, provided that such right to delay a request shall not be exercised by the Company more than twice in any 12-month period or to delay such request for a period or periods exceeding 120 days in the aggregate in any 12-month period.
          2.3 Incidental Registration.
               (a) Whenever the Company proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Section 2.1 or 2.2) at any time and from time to time, it will, prior to such filing, give written notice to the Investor of its intention to do so. Upon the written request of the Investor given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Shares), the Company shall use its best efforts to cause all Registrable Shares which the Company has been requested by the Investor to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of the Investor; provided that the Company shall have the right to postpone or withdraw any registration initiated pursuant to this Section 2.3 without obligation to the Investor.
               (b) If the registration for which the Company gives notice pursuant to Section 2.3(a) is a registered public offering involving an underwriting, the Company shall so advise the Investor as a part of the written notice given pursuant to Section 2.3(a). In such event, (i) the right of the Investor to include its Registrable Shares in such registration pursuant to this Section 2.3 shall be conditioned upon the Investor’s participation in such underwriting on the terms set forth herein and (ii) the Investor, if it desires to include Registrable Shares in such registration, shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company; provided that such underwriting agreement shall not provide for indemnification or contribution obligations on the part of the Investor materially greater than the obligations of the Investor pursuant to Section 2.6. If the Investor disapproves of the terms of the underwriting, it may elect, subject to the terms of any power-of-attorney and/or custody arrangements it may have entered into, by written notice to the Company, to withdraw its shares from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then (x) first the shares held by holders of securities of the Company other than the Investor (but not including the Company) shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and (y) if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting by the Investor shall be reduced accordingly.
          2.4 Registration Procedures.
               (a) If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:
                    (i) file with the Commission a Registration Statement with respect to such Registrable Shares as expeditiously as possible and use its best efforts to cause that Registration Statement to become effective as soon as possible;
                    (ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for 12 months from the effective date or such lesser period until either (x) in the case of a registration pursuant to Section 2.1, the Distribution of the Distributed Shares is complete or (y) in the case of a registration pursuant to Section 2.2 or 2.3, all such Registrable Shares are sold;
                    (iii) as expeditiously as possible furnish to the Investor such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares or the Distribution Shares, as the case may be;
                    (iv) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares or the Distribution Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Investor shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Investor to consummate the public sale or other disposition in such states of the Registrable Shares or the Distribution Shares, as the case may be; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to amend its Certificate of Incorporation or By-laws in a manner that the Board of Directors of the Company determines is inadvisable;

                    (v) as expeditiously as possible, cause all such Registrable Shares or Distribution Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
                    (vi) promptly provide a transfer agent and registrar for all such Registrable Shares or Distribution Shares, as the case may be, not later than the effective date of such Registration Statement;
                    (vii) promptly make available for inspection by the Investor, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Investor, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;
                    (viii) notify the Investor, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and
                    (ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify the Investor of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.
               (b) If the Company has delivered a Prospectus to the Investor and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Investor and, if requested, the Investor shall immediately cease making offers of Registrable Shares or distributing the Distribution Shares and shall return all Prospectuses to the Company. The Company shall promptly provide the Investor with revised Prospectuses and, following receipt of the revised Prospectuses, the Investor shall be free to resume making offers of the Registrable Shares and distributing the Distribution Shares.
               (c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement filed pursuant to Section 2.2 or 2.3 due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify the Investor to such effect, and, upon receipt of such notice, the Investor shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until the Investor has received copies of a supplemented or amended Prospectus or until the Investor is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.4(c) to suspend sales of Registrable Shares more than twice in any 12-month period or to suspend sales for a period or periods exceeding 120 days in the aggregate in any 12-month period.

          2.5 Allocation of Expenses. The Investor will pay one-half of all Registration Expenses for the registration contemplated by Section 2.1; provided, however, that if such Registration Expenses total less than $100,000, then the Investor will pay Registration Expenses in an amount equal to the lesser of $50,000 or the actual amount of the Registration Expenses. The Company will pay all Registration Expenses for all other registrations under this Agreement; provided, however, that if a registration under Section 2.2 is withdrawn at the request of the Investor (other than as a result of material adverse information concerning the business or financial condition of the Company which is made known to the Investor after the date on which such registration was requested and was not known by the Investor at the time of such request) and if the Investor elects not to have such registration counted as a registration requested under Section 2.2, the Investor shall pay the Registration Expenses of such registration.
          2.6 Indemnification and Contribution.
               (a) In the event of any registration of any of the Registrable Shares or the Distribution Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the Investor, each underwriter of Registrable Shares, and each other person, if any, who controls the Investor or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which the Investor, or such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares or Distribution Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the Registration Statement or the offering or distribution contemplated thereby; and the Company will reimburse the Investor, any such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by the Investor or such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to each of the foregoing the Company will not be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of the Investor or any such underwriter or controlling person specifically for use in the preparation thereof.
               (b) In the event of any registration of any of the Registrable Shares or the Distribution Shares under the Securities Act pursuant to this Agreement, the Investor will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares or Distribution Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to the Investor furnished in writing to the Company by the Investor specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of the Investor hereunder in connection with the sale of Registrable Shares under a Registration Statement shall be limited to an amount equal to the net proceeds to the Investor of the Registrable Shares sold in connection with such registration.
               (c) Each Indemnified Party shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 except to the extent that the Indemnifying Party is materially and adversely prejudiced by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if the Indemnified Party reasonably concludes that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.6 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such

Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Investor shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Investor and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 2.6(d), in connection with the sale of Registrable Shares pursuant to a Registration Statement, in no case shall the Investor be liable or responsible for any amount in excess of the net proceeds received by the Investor from the offering of Registrable Shares; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.6(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section 2.6(d). No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
               (e) The rights and obligations of the Company and the Investor under this Section 2.6 shall survive the termination of this Agreement.
          2.7 Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.2 or 2.3, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.
          2.8 Information by Investor. The Investor shall furnish to the Company such information regarding the Investor and the plan of distribution proposed by the Investor as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. Such information provided by the Investor shall not contain any untrue statement of a material fact or omit any material fact required to be stated in the related registration statement or necessary to make the statements therein with respect to the Investor not misleading.

          2.9 Confidentiality of Notices. In the event the Investor receives any written notice from the Company regarding the Company’s plans to file a Registration Statement, the Investor shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.
          2.10 Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to:
                 (a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144; and
                 (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements).
          2.11 Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.2 and 2.3 shall terminate upon the earliest of (a) five years after the closing of the Initial Public Offering or (b) the date on which the Investor holds no Registrable Shares.
     3. Transfers of Rights. This Agreement, and the rights and obligations of the Investor hereunder, may be assigned by the Investor only (a) in connection with an acquisition of all or substantially all the assets of the Investor, or (b) to any Affiliated Party of the Investor; provided, however, that with respect to an assignment described in clause (b) above, such assignment shall only be effective so long as the assignee is an Affiliated Party of the Investor or an Affiliated Party of any successor to all or substantially all of the assets and business of the Investor, including a successor by way of merger or other similarly structured transaction. Each such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.
     4. General.
          4.1 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
          4.2 Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Investor shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
          4.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

          4.4 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:
If to the Company, at 2600 Virginia Ave. NW, Suite 600, Washington, DC 20037, Attention: General Counsel, or at such other address as may have been furnished in writing by the Company to the Investor; or
If to the Investor, at 110 Wall Street, 2nd Floor, New York, New York 10005, Attention: Michael Brigante, or at such other address as may have been furnished in writing by the Investor to the other parties hereto, with a copy to Federic J. Gruder, Esq., 775 Park Avenue, Suite 255, Huntington, NY 11743.
     Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 4.4.
          4.5 Complete Agreement. This Agreement, together with the Investor Rights Agreement, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.
          4.6 Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived with the written consent of the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
          4.7 Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
          4.8 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.
          4.9 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

     Executed as of the date first written above.

GLOBAL SECURE CORP.

By:	/s/ Craig R. Bandes

Print Name:	Craig R. Bandes

Print Title:	President and CEO

SKY CAPITAL ENTERPRISES INC.

By:	/s/ Ross H. Mandell

Print Name:	Ross H. Mandell

Print Title:	President and CEO